Exhibit 3.2


                            CERTIFICATE OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       FOR
                          WASATCH PHARMACEUTICAL, INC.
                            A Utah Profit Corporation
                    (Pursuant to U.C.A. Section 16-10a-1006)

1.       Name of corporation: Wasatch Pharmaceutical, Inc.

2.       The  articles have been amended as follows:
         To increase the authorized shares of $.001 par value common voting stock from 100, 000,000 shares to 750,000,000 shares and to authorize the Board of Directors of the Corporation to issue same on such terms and conditions as the Board of Directors shall determine from time to time.

3.       Date of Amendments: January 16, 2002.

4. The Amendment was approved by the Board of Directors without shareholder approval; and shareholder approval is not required.


 Officer Signature



  /s/ Gary V. Heesch
-----------------------------------------
Gary V. Heesch, President of the Company